STOCK PURCHASE AGREEMENT


     THIS STOCK PURCHASE AGREEMENT is made as of this 20th day of September, 1996 by and between Troy H. Lowrie ("Seller"), Red River Concepts, Inc. a Delaware corporation, and/or its designees (collectively the "Purchaser") and Western Country Clubs, Inc., a Colorado corporation ("WCCI").

     WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller 1,300,000 shares of common stock, $.01 par value (the "Shares"), of WCCI, upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES
                           ---------------------------

     1.01 Agreement to Sell and Purchase Shares. The Seller agrees to sell and the Purchaser agrees to purchase the 1,300,000 shares in two closings as follows:

          (a) First Closing. At the first closing (the "First Closing"), Seller shall sell and transfer to Purchaser, and Purchaser shall purchase from Seller:
(i) two hundred thousand (200,000) shares (the "Initial Shares") at $1.00 per share or $200,000 payable in cash; and (ii) eight hundred thousand (800,000) Shares (the "Second Shares") at $1.00 per share or $800,000 payable with a one-year promissory note in the principal amount of $800,000 (the "Note"). The Note will bear interest at the prime rate of First Interstate Bank of Denver, N.A., to be paid semi-annually, will be secured by the Second Shares, will be guaranteed by the Purchaser and will be personally guaranteed by each of the shareholders of Purchaser. If any of the Second Shares are sold by Purchaser prior to the due date of the Note, the Purchaser will apply all of the proceeds thereof to the payment of the Note, such proceeds to be applied first to any unpaid interest and the balance to principal to the extent required to retire the Note, and Seller will release the shares to the extent they have been fully paid for. The failure of Purchaser to purchase the Third Shares at the Second Closing as defined in paragraph (b) below shall constitute a default under the Note. The First Closing shall take place at the offices of Brenman Key &
Bromberg, P.C., 1775 Sherman Street, Suite 1001, Denver, Colorado 80203 simultaneously with the execution of this Agreement. At the First Closing, the Purchaser shall deliver to Seller : (i) $200,000 for the Initial Shares in immediately available federal funds by wire transfer or cashier's check; and
(ii) the Note for the Second Shares, and Seller shall deliver to Purchaser stock certificate(s) representing the Initial Shares, duly endorsed for transfer. Seller shall retain possession of the certificates of the Second Shares until the Note has been paid in full. In the event a portion of the principal amount of the Note is paid, Seller shall deliver to Purchaser a certificate or certificates, duly endorsed for transfer, representing such Shares. Upon payment in full of the principal amount of the Note and all accrued interest, Seller shall deliver to Purchaser a certificate or certificates, duly endorsed for transfer, representing such remaining Shares.

          (b) Second Closing. At the second closing (the "Second Closing"), Seller shall sell and transfer to Purchaser, and Purchaser shall purchase from Seller three hundred thousand (300,000) Shares (the "Third Shares") at $1.00 per share or $300,000 payable in cash. The Second Closing shall take place at the offices of Brenman Key & Bromberg, P.C., 1775 Sherman Street, Suite 1001, Denver, Colorado 80203 on or before November 15, 1996. At the Second Closing, the Purchaser shall deliver to Seller $300,000 for the Third Shares in immediately available federal funds by wire transfer or by cashier's check, and Seller shall deliver to Purchaser a stock certificate(s) representing the Third Shares, duly endorsed for transfer.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF Seller
                    ----------------------------------------

     Seller hereby represents and warrants to Purchaser as follows:

     2.01 Authority of Seller. Seller has the authority to execute and deliver this Agreement and to perform his obligations under this Agreement. This Agreement is a valid and binding obligation of Seller, enforceable in accordance with its terms.

     2.02 Validity of Shares. The Shares have been validly issued and are fully paid and nonassessable shares of WCCI common stock.

     2.03 Disclosure. Seller has furnished to Purchaser all information and documents regarding WCCI which Purchaser has requested.

     2.04 Brokers. Seller has not entered into any agreement for the payment of any broker's or finder's fee or commission in connection with the purchase or sale of the Shares. Seller agrees to indemnify and hold the Purchaser and its officers, directors, employees and agents harmless against any such commissions, fees or other compensation.

     2.05 Representations and Warranties. No representation, warranty or covenant contained in this Agreement or in any written statement delivered pursuant hereto made by Seller contains or shall contain any untrue statement of a material fact.

     2.06 Representations and Warranties at Closing. Except as otherwise expressly provided herein, the representations and warranties of Seller set forth in this Agreement shall be true on and as of the First Closing and the Second Closing, to the extent applicable, as though such representations and warranties were made on and as of such times.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                 -----------------------------------------------

     The Purchaser represents and warrants to Seller as follows:

     3.01 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business in the manner now being conducted.

     3.02 Power and Authority of Purchaser. The Purchaser has the full corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser have been authorized by all necessary corporate actions required by law, Purchaser's Certificate of Incorporation and its Bylaws or otherwise required to be taken to authorize the execution and delivery of this Agreement and the consummation of the transactionscontemplated hereby. This Agreement is a valid and binding obligation of Purchaser, enforceable in accordance with its terms.

     3.03 No Conflict. Neither the execution and delivery of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws, (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit or agreement or other instrument or obligation to which Purchaser is a party or by which Purchaser is bound or to which any of the assets of Purchaser is subject, (c) violate in any material respect any statute or law or any judgment, decree, order, writ, injunction, regulation or rule applicable to Purchaser, or (d) result in or require the creation of any material lien with respect to any assets of Purchaser.

     3.04 Receipt of Information. The Purchaser and its representatives have received and reviewed this Agreement and all other documents and materials Seller has provided to it in connection with the transactions contemplated by this Agreement. The Purchaser and its representatives have had access to and an opportunity to review all documents and other materials requested of Seller and have been given an opportunity to ask such questions of Seller concerning the terms and conditions of the sale of the Shares and concerning the business, operations, financial condition, assets and liabilities of Seller and other relevant matters as they have deemed necessary or desirable and have been given all such information as they have requested, in order to evaluate the merits and risks of the investment contemplated herein.

     3.05 Brokers. The Purchaser has not entered into any agreement for the payment of any broker's or finder's fee or commission in connection with the purchase or sale of the Shares. The Purchaser agrees to indemnify and hold Seller and his agents harmless against any such commissions, fees or other compensation.

     3.06 Restricted Securities.

          (a) The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or registered or qualified under any state securities laws on the grounds that such Shares are being issued in a transaction exempt from the registration requirements of the Act pursuant to Section 4(1) of the Act and exempt from qualification pursuant to comparable available exemptions in the State in which the Purchaser resides and that Seller's reliance upon such exemptions is predicated upon the
Purchaser's representations set forth in this Agreement. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless they are subsequently registered under the Act and qualified or registered under applicable state securities laws or an exemption from registration and qualification is available, and that WCCI is under no obligation to register or qualify the Shares. WCCI may require an opinion of the Purchaser's counsel prior to authorizing any transfer of the Shares in reliance on an exemption from registration or qualification to the effect that the transfer is exempt from such registration or qualification. The Purchaser shall hold harmless Seller, his agents, WCCI and its officers, directors, agents and employees against any loss or liability arising from any disposition of the Shares by it in violation of this Section 3.05.

          (b) This Agreement is made with each Purchaser in reliance upon its representations to Seller, which by execution of this Agreement the Purchaser hereby confirms, that the Shares to be received by the Purchaser will be acquired for investment for the Purchaser's own account and not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement the Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

          (c) Each shareholder of Purchaser and each designee or assignee of Purchaser is an accredited investor within the meaning of Rule 501 of Regulation D promulgated under the 1933 Act and has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the investment to be made by him/her hereunder and it is able to bear the economic risk of his/her investment. Each shareholder of Purchaser and each designee or assignee of Purchaser hereunder is an accredited investor by virtue of the fact that he or she has either: (i) a net worth of $1,000,000; or
(ii) $200,000 in income (or $300,000 with his/her spouse) in the past two years and expects to have at least $200,000 in income ($300,000 with his/her spouse) during the current year.

          (d) The Purchaser either (i) has a pre-existing personal or business relationship with WCCI or any of its officers, directors or controlling persons, or (ii) by reason of its business or financial experience (or the business or financial experience of its professional advisors who are unaffiliated with and who are not compensated, directly or indirectly, by Seller, or any affiliate or selling agent of Seller), could be reasonably assumed to have the capacity to protect its own interests in connection with this transaction.

          (e) The securities offered hereby have not been offered to the Purchaser by any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

          (f) The Purchaser has kept and will keep confidential all non-public information furnished to the Purchaser by or on behalf of Seller and has not provided and will not provide the same to anyone other than its employees, agents (including counsel and accountants) and partners, on a "need to know" basis.

     3.07 Legends. The Purchaser acknowledges that each certificate or other document evidencing the Shares shall be endorsed with the legends set forth below:

          (a) "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH AN AVAILABLE EXEMPTION FROM REGISTRATION. THE COMPANY MAY REFUSE TO AUTHORIZE ANY TRANSFER OF THE SECURITIES IN RELIANCE ON AN EXEMPTION FROM REGISTRATION UNTIL IT HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

          (b) If required by the authorities of any state in connection with the issuance or sale of the Shares, any legends required by such state authority.

     3.08 Confidentiality. The Purchaser shall keep confidential and shall not use the trade secrets and other non-public information provided to it by Seller or its agents in connection with the transactions contemplated hereby.

     3.09 Representations and Warranties. No representation, warranty or covenant contained in this Agreement or in any written statement delivered pursuant hereto made by Purchaser contains or shall contain any untrue statement of a material fact.

     3.10 Representations and Warranties at Closing. Except as otherwise expressly provided herein, the representations and warranties of the Purchaser set forth in this Agreement shall be true on and as of the First Closing and the Second Closing, to the extent applicable, as though such representations and warranties were made on and as of such times.


                                   ARTICLE IV
                       CONDITIONS TO SELLER'S OBLIGATIONS
                       ----------------------------------

     Each and every obligation to Seller under this Agreement to be performed on or before the First Closing and the Second Closing shall be subject to the satisfaction, on or before such closings, of each of the following conditions, unless waiver in writing by Seller:

     4.01 Representations and Warranties True. The representations and warranties of the Purchaser contained herein shall be in all material respects true and accurate as of the date when made and at and as of the First Closing and the Second Closing as though such representations and warranties were made at and as of such dates, except for changes expressly permitted or contemplated by the terms of this Agreement.

     4.02 Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the First Closing and the Second Closing.

     4.03 Voting Trust Agreement. At the First Closing, Seller and Purchaser shall enter into a Voting Trust Agreement with respect to the Second and Third Shares under which Purchaser shall grant Seller the right to vote the Second and Third Shares on all matters submitted to the shareholders of WCCI, but only upon the occurrence of an event of default under the Note and during the pendency thereof.

                                    ARTICLE V
                     CONDITIONS TO OBLIGATIONS OF PURCHASER
                     --------------------------------------

     Each and every obligation of the Purchaser under this Agreement to be performed on or before the First Closing and the Second Closing shall be subject to the satisfaction, on or before such closings, of each of the following conditions, unless waived in writing by the Purchaser:

     5.01 Representations and Warranties True. The representations and warranties of Seller contained herein shall be true and accurate in all material respects as of the date when made and at and as of the First Closing and the Second Closing as though such representations and warranties were made at and as of such dates, except for changes expressly permitted or contemplated by the terms of this Agreement.

     5.02 Performance. Seller shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the First Closing and the Second Closing.

                                   ARTICLE VI
                        CONDITIONS SUBSEQUENT TO CLOSING
                        --------------------------------

     6.01 New Board Members. After the First Closing of the Initial Shares and the Second Shares, Seller and WCCI shall cause James E. Blacketer and Joe R. Love to be appointed as

Directors of WCCI, as well as a designee selected by Purchaser, which designee shall be subject to the approval of the existing WCCI Board. Such persons shall not take office, however, until ten days after WCCI files and mails to its shareholders a Statement on Form 14(f) disclosing the new Board members as required under Section 14(f) of the Securities Exchange Act of 1934, as amended. At such time, the current Board Members, other than Lowrie, shall resign.

     6.02 New Management. Upon closing Don Grimmitt shall be hired to head operations. Subsequent to the appointment of the new board members, James E. Blacketer shall be hired to head corporate development. The Board of Directors shall hire a qualified Chief Financial Officer as soon as practicable.

     6.03 Lowrie. Seller and WCCI agree that Seller will remain as a director of WCCI for up to one year in order to assist in any way reasonably necessary to insure a smooth transition caused by the transactions contemplated hereunder both in WCCI's operations and in WCCI's relationship with the investment community. Lowrie hereby acknowledges that it would be in the best interest of WCCI to acquire the "Wichita Club" subject to due diligence review and obtaining reasonable acquisition terms. In the event of satisfactory completion of such review and the obtaining of such terms, Lowrie will vote for, and will use his best efforts to cause the other WCCI directors, to vote for such acquisition. Lowrie also hereby agrees that it is currently in the best interest of WCCI to consider granting registration rights to holders of WCCI restricted stock, either pursuant to the Secondary Offering, set forth in Section 6.04 infra. or through separate registration.

     6.04. Secondary Offering. Immediately following the First Closing of the Initial Shares and the Second Shares, Purchaser shall use its best efforts to arrange a suitable secondary offering for WCCI, with the primary goal of raising $5 to $7 million in new capital for WCCI, with the secondary goal, if necessary, of allowing selling shareholders to sell WCCI stock under the secondary offering, in order to satisfy the $800,000 Note.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     7.01 Amendment and Waiver. This Agreement shall not be altered or amended except by a written instrument executed by Seller, Purchaser and WCCI. Any waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

     7.02 Severability. In the event that any one or more of the provisions of this Agreement shall be invalid, illegal or unenfor-ceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

     7.03 Expenses. Except as otherwise provided herein, whether or not the transactions contemplated by this Agreement shall be consummated, the parties hereto shall be responsible for their own fees and expenses incurred in connection with this Agreement.

     7.04 Press Releases. All press releases or other public communications relating to this Agreement or the transactions contemplated hereby will require the prior approval of the Purchaser, Seller and WCCI, unless counsel has advised any party that such release or other public communication must immediately be issued and the issuing party has not been able, despite its good faith efforts, to secure the prior approval of the other parties.

     7.05 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the parties as follows:

         If to Seller:

         Troy H. Lowrie
         1601 West Evans
         Denver, Colorado 80223

         with a copy to:

         Brenman Key & Bromberg, P.C.
         1775 Sherman Street
         Suite 1001
         Denver, Colorado 80203
         Attention:  A. Thomas Tenenbaum, Esq.


         If to WCCI:

         Western Country Clubs, Inc.
         1601 West Evans
         Denver, Colorado 80223


         with a copy to:

         Brenman Key & Bromberg, P.C.
         1775 Sherman Street
         Suite 1001
         Denver, Colorado 80203
         Attention:  A. Thomas Tenenbaum, Esq.

         If to Purchaser:

         Red River Concepts
         1601 Northwest Expressway, Suite 2101
         Oklahoma City, Oklahoma  73118
         Attention:  James Blacketer, President

         with a copy to:

         John Hudson, Esq.
         1601 Northwest Expressway, Suite 1910
         Oklahoma City, Oklahoma  73118

or to such other address as any party shall have specified by notice in writing to the others in accordance with the terms of this Section 7.05. All notices shall be effective upon delivery. Rejection or other refusal to accept delivery of notice or the inability to deliver because of change of address as to which no notice was given hereunder shall be deemed to be receipt of the notice sent.

     7.06 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

     7.07 Assignment. This Agreement and all of the provisions hereof shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party to this Agreement, except that Purchaser may assign to any party any of the Shares purchased hereunder, or the right to purchase such Shares, so long as that party takes the shares subject to this Agreement.

     7.08 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

     7.09 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     7.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     7.11 Governing Law; Venue; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without regard to its conflicts of laws doctrines. In the event of any litigation among the parties hereto, suit shall be brought in Denver, Colorado and the parties hereto hereby submit themselves to the jurisdictions of the state and federal courts in Denver, Colorado.

     7.12 Further Assurances. Each of the parties hereto agrees that it will, whenever and as often as it shall be reasonably requested by the other party, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all further instruments as may be reasonably necessary or expedient in order to consummate the transactions provided for in this Agreement, and do any and all further acts and things as may be reasonably necessary or expedient in order to carry out the purpose and intent of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


RED RIVER CONCEPTS, INC.                    TROY H. LOWRIE



By:/s/ James E. Blacketer                   /s/ Troy H. Lowrie
   -----------------------------             --------------------------------
     James E. Blacketer,                        Troy H. Lowrie
     President


WESTERN COUNTRY CLUBS, INC.


By:/s/  Eric Petersen
   ---------------------------------
     Eric Petersen,
     Vice President of Operations

Designees:

/s/  Roger D. and Davina S. Lockhart                     DATE:  October 1, 1996
----------------------------------------
Roger D. and Davina S. Lockhart, JTWROS

/s/   John W. Ritter                                     DATE:  October 1, 1996
-----------------------------------------
John W. Ritter

/s/  Connie Simon                                        DATE:  October 1, 1996
-----------------------------------------
Connie Simon for Hanifen, Imhoff, Custodian
for IRA/SEP for the Benefit of Roger D. Lockhart

/s/  Davina S. Lockhart                                  DATE:  October 1, 1996
-----------------------------------------
Davina S. Lockhart

/s/  Donna Murray-Muenzler                              DATE:  October 1, 1996
-----------------------------------------
Donna Murray-Muenzler